UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 25, 2015
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 University Avenue, Suite 600, East Palo Alto, CA		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2015, Finjan Holdings, Inc. (the "Company") appointed Julie Mar-Spinola as its Chief Intellectual Property Officer.  Ms. Mar-Spinola, age 58, has served as the Company's Vice President, Legal Operations since February 3, 2014.  Previously, Ms. Mar-Spinola served as Interim General Counsel for Phoenix Technologies and its subsidiary, iolo technologies LLC, a software technology company, from September 2013 through February 2014.  Ms. Mar-Spinola served as VP, Legal (General Counsel) for Alta Devices, a solar cells manufacturer, from June 2010 through April 2013.  Prior to Alta Devices, Ms. Mar-Spinola was a co-managing partner with a patent boutique law firm, Sawyer Law Group, PC, from March 2009 through June 2010.  Ms. Mar-Spinola served as an intellectual property consultant during the period between September 2007 through March 2009, after serving with Atmel Corporation as VP, Global Affairs – IP, Litigation, and Licensing from October 1997 through September 2007.  Prior to joining Atmel, Ms. Mar-Spinola was Special Counsel at the law firm of Heller Ehrman White & McAuliffe from May 1989 through October 1997.  Ms. Mar-Spinola is currently the Chairman and Co-Founder of ChIPs, a nonprofit corporation founded in 2005, whose mission is to support, educate, and promote the advancement, development, and retention of women in IP and technology.    Ms. Mar-Spinola has been a court appointed Mediator for the US District Court for the Northern District of California, specializing in patent disputes, since 2011.  Since November 2014, Ms. Mar-Spinola has served on the Santa Clara Law, High Tech Law Institute’s High Tech Advisory Board.  Ms. Mar-Spinola received a B.A. in Chemistry from San Jose State University, and a JD from Santa Clara University School of Law in 1987.  Ms. Mar-Spinola is a member of the California State Bar and registered to practice before the U.S. Patent & Trademark Office.

The Company and Ms. Mar-Spinola previously entered into an Employment Agreement, dated January 19, 2014 (the “Employment Agreement”) in connection with Ms. Mar-Spinola’s initial appointment as Vice President, Legal Operations.  The Employment Agreement has not been amended in connection with her promotion to Chief Intellectual Property Officer.   The Employment Agreement provides for a base salary of $350,000 per year, subject to adjustment.  During the term of the Employment Agreement, Ms. Mar-Spinola is eligible to receive an annual bonus in the amount of $50,000, subject to adjustment on an annual basis, based on her individual performance and the overall progress of the Company.

Pursuant to the Employment Agreement, on July 10, 2014, the Company awarded Ms. Mar-Spinola 60,314 shares of restricted stock units (the “RSUs”).  One-third of the RSUs vested on January 27, 2015, and an additional 8.33% of the RSUs vest every three calendar months thereafter until fully vested.  The RSUs were awarded pursuant to the Company’s 2014 Incentive Compensation (the “2014 Plan”) and an award agreement thereunder.

Ms. Mar-Spinola is also eligible for additional annual equity grants equivalent to 25% of her base salary if individual performance targets are achieved and equity grants equivalent to another 25% of her base salary if company performance targets are achieved.   The type of performance-based equity grants would be determined in the Company’s discretion and made pursuant to the Company’s 2014 Plan.

Ms. Mar-Spinola’s employment may be terminated at any time and for any reason upon at least 30 days advance written notice of such termination.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated January 19, 2014, between Finjan Holdings, Inc. and Julie Mar-Spinola

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: March 31, 2015	By:	/s/ Philip Hartstein
Name: Philip Hartstein
Title: Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated January 19, 2014, between Finjan Holdings, Inc. and Julie Mar-Spinola